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                                                                   Exhibit 11


THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                THIRD QUARTER ENDED                   NINE MONTHS ENDED
                                                            -----------------------------       --------------------------
PRIMARY                                                          1996              1995            1996             1995
                                                            ------------      -----------       ----------      -----------
   Average common stocks outstanding                          13,301,084       13,291,751       13,296,084       13,286,910
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method using
        average market price                                     372,493          121,151          391,868           98,231
                                                             -----------      -----------      -----------      -----------
TOTALS                                                        13,673,577       13,412,902       13,687,952       13,385,141

FULLY DILUTED
   Average common shares outstanding                          13,301,084       13,291,751       13,296,084       13,286,910
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method                                 372,493          121,151          409,354           98,231
                                                             -----------      -----------      -----------      -----------
TOTALS                                                        13,673,577       13,412,902       13,705,438       13,385,141


NET EARNINGS                                                 $ 4,122,000      $ 3,352,000      $ 9,737,000      $ 6,688,000
                                                             ===========      ===========      ===========      ===========

Earnings per common share and common share equivalents:
   Primary Net Earnings Per Share                            $      0.30      $      0.25      $      0.71      $      0.50
                                                             ===========      ===========      ===========      ===========

   Fully Diluted Net Earnings Per Share                      $      0.30      $      0.25      $      0.71      $      0.50
                                                             ===========      ===========      ===========      ===========

See Notes to Consolidated Financial Statements (Unaudited)